EXHIBIT 23.3

 H.J. Helwerda, B.Sc., P.Eng., FEC, FGC (Hon), President
 D.J. Carsted, CD,  B.Sc., P.Geol., Executive VP, CTO
 C.P. Six, B.Sc., P.Eng., Senior VP, Unconventional
 N.T. Stewart, B.A.Sc., P.Eng., Senior VP, Canada
 S.W. Pennell, B.S., P.Eng., VP, Engineering, International
 A.A. Szabo, B.Sc., P.Eng., VP, Engineering, Canada
 B.F. Jose, M.Sc., P.Geoph., VP, Geoscience, International
 K.P. McDonald, B.Comm., CA, CFO
 M.R. Van de Veen, QC, J.D., M.B.A., L.L.M.,
                                     General Counsel, Corporate Secretary

Consent of Sproule International Limited,
Independent Petroleum Engineering Consultants

Canadian Natural Resources Limited
2500, 855 Second Street SW
Calgary, AB  T2P 4J8

Re:	Consent of Independent Petroleum Consultants

To Whom It May Concern:

We consent to the use of our report with respect to the reserves data of Canadian Natural Resources Limited included and incorporated by reference in its

(i) Annual Report on Form 40-F for the year ended December 31, 2014; and,

(ii) Registration Statement on Form F-10 (File No. 333-191876) filed with the Securities and Exchange Commission.

Sincerely,

SPROULE INTERNATIONAL LIMITED

Original Signed by Nora T. Stewart, P.Eng.

Nora T. Stewart, P.Eng.
Senior Vice-President, Canada and Director

Calgary, Alberta
March 25, 2015